EXHIBIT 10

                              EMPLOYMENT AGREEMENT
                                (JAMES H. DODGE)



This EMPLOYMENT AGREEMENT is made and entered into as of this 15th day of November, 1999, by and between Southern Union Company (hereinafter referred to as the "Company"), a Delaware corporation, and James H. Dodge (hereinafter referred to as the "Executive").

WHEREAS, pursuant to contract dated October 1, 1999, the Executive is presently employed by the Providence Energy Corporation, a Rhode Island corporation ("PVY"), in the capacity of President, Chief Executive Officer and Chairman of the Board of Directors; and

WHEREAS, pursuant to an Agreement and Plan of Merger entered into as of the 15th day of November, 1999, by and among the Company, SUG Acquisition Corporation, a wholly owned subsidiary of the Company ("Newco"), and PVY ("Merger Agreement"), as of the "Effective Time" (as such term is defined in the Merger Agreement), Newco will merge into PVY and thereafter, PVY and its subsidiaries will merge into the Company with the Company being the surviving corporation (the "Merger"), and thereafter, the businesses of PVY and any successor businesses will be operated as divisions and/or subsidiaries of the Company (the "PVY Division"); and

WHEREAS, the Executive possesses considerable experience and an intimate knowledge of the New England energy industry and the business and affairs of PVY, its policies, methods, personnel, and operations; and

WHEREAS, the Company recognizes that the Executive's contribution has been substantial and meritorious and, as such, the Executive has demonstrated unique qualifications to act in an executive capacity for the Company, the PVY Division, and all other energy-related businesses of the Company conducted in New England (collectively, the PVY Division and all other energy-related businesses of the Company presently or in the future to be conducted in New England are hereinafter referred to as the "New England Business Unit"); and

WHEREAS, effective as of the Effective Time, the Company is desirous of assuring the continued employment of the Executive in the capacity of President and Chief Executive Officer of the Company's New England Business Unit, and Executive is desirous of having such assurance.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1.     Effectiveness;Term of Employment;Prior Agreements

    1.1 Effectiveness. Notwithstanding any other provision of this Agreement, while this Agreement shall constitute a binding obligation of the parties as of the date hereof, it shall become effective only upon the consummation of the Merger and the occurrence of the Effective Time. In the event the Merger Agreement is terminated for any reason without the Effective Time having occurred, this Agreement shall thereupon terminate without obligation of any party hereto.



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    1.2   Employment Term.  Subject to the provisions of Section 1.1 and Section
          6 of this Agreement, the Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company and the New England Business Unit, in accordance with the terms and conditions set forth herein, for a period of three (3) years, commencing as of the Effective Time ("Term"). Notwithstanding the above, commencing on the day following the Effective Time and each successive day thereafter until the Executive attains age sixty-two (62), the Agreement shall automatically be extended for an additional day, such that at all times and at any time until such time as the Executive attains age sixty-two (62), the remaining Term shall be three (3) years, unless either party hereto gives written notice to the other of its intent not to renew, in which case, this Agreement shall terminate at the end of three (3) years following the date of delivery of such notice. All references herein to the Term shall include any extension that becomes applicable pursuant to the preceding sentence.

    1.3 Prior Agreements. At the Effective Time, this Agreement will supersede all prior agreements and understandings (including verbal agreements) between Executive and the Company and/or PVY and/or any affiliates of either regarding the terms of Executive's employment with the Company and/or its affiliates including, without limitation, the agreement dated October 1, 1999 between the Executive and PVY (the "Prior Agreement") and the parties shall have no liabilities under the Prior Agreement, except for obligations due and payable under the Prior Agreement as of the Effective Time.

Section 2.     Position and Responsibilities

During the Term of this Agreement, the Executive agrees to serve as a senior executive of the Company, with the titles of President and Chief Executive Officer of the New England Business Unit. In such capacities, the Executive shall maintain the level of duties and responsibilities as in effect as of the Effective Time, or such higher level of duties and responsibilities as he may be assigned from time to time by the President of the Company. The Executive shall have the same status, privileges, and responsibilities normally inherent in similarly situated Divisional/Regional Presidents of the Company.

Section 3.     Standard of Care

During the term of this Agreement, the Executive agrees to devote his full business time, and reasonable best efforts to the business of the Company and the New England Business Unit and shall not be engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage, during normal business hours and/or which would interfere (other than in an inconsequential manner) with the rendition of such services, either directly or indirectly, without the prior written consent of the President of the Company. However, the Executive may continue to serve on the board of directors or trustees of any business corporation or charitable organization on which he currently serves and may serve as a director of other companies so long as such service is not injurious to the Company and is agreed upon by the President of the Company. This Section 3 shall not be construed as preventing the Executive from holding, as a passive investor, up to two percent (2%) of the common stock of any public company.

Section 4.     Compensation

As remuneration for all services to be rendered by the Executive during the term of this Agreement, and as consideration for complying with the covenants herein, the Company shall pay and provide to the Executive the following:

    4.1 Base Salary. During the Term, the Company shall pay the Executive a Base Salary in an amount which shall be established from time to time by the Board of Directors of the Company ("Board") or the Board's designee; provided, however, that such Base Salary shall not be less than $400,000 per year. This Base Salary shall be paid to the Executive in equal installments throughout the year, consistent with the normal payroll practices of the New England Business Unit.

          While this Agreement is in force, the annual Base Salary shall be reviewed at least annually, to ascertain whether, in the judgment of the Board or the Board's designee, such Base Salary should be increased, based primarily on the performance of the Executive during the year and on the then current rate of inflation. If so increased, the Base Salary as stated above shall, likewise, be increased for all purposes of this Agreement.

    4.2 Special Bonus. The Company shall pay to the Executive the amount of $2,000,000 ("Special Bonus"), payable in three (3) installments, as follows: (i) at the Effective Time, an amount equal to $1,000,000 as a sign-on bonus; and (ii) (A) on the first anniversary of the Effective Time, an amount equal to $500,000, and (B) on the second anniversary of the Effective Time, an amount equal to $500,000, the amounts payable pursuant to (ii) (A) and (B) being in recognition of Executive's efforts above and beyond Executive's usual and customary duties with respect to the integration of the New England Business Unit into the Company.


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    4.3   Annual Cash  Incentive  Compensation.  The Company  shall  provide the
          Executive with the opportunity to earn an annual cash incentive compensation payment, at a level no less favorable than that provided to similarly situated Divisional/Regional Presidents of the Company, based upon goals and measures for the Executive and the New England Business Unit and/or the Company established annually by the Board or the Board's designee, but in no event less than fifty percent (50%) of the Executive's then current Base Salary.

    4.4 Long-Term Incentives. The Company shall provide the Executive the opportunity to earn a long-term incentive award by participating in the Company's Long-Term Incentive Stock Option Plan at a level no less favorable than that provided to similarly situated Divisional/Regional Presidents of the Company.

    4.5 Retirement Benefits. The Company shall provide to the Executive immediate participation in (i) all Company qualified defined benefit and defined contribution retirement plans maintained for employees of the New England Business Unit and (ii) (without duplication of benefits), all nonqualified retirement programs providing for ongoing accruals offered to senior executives having the same or similar duties and responsibilities at the Company, other than the Company's Supplemental Deferred Compensation Plan. In addition, it is agreed that the Merger shall constitute a "Change in Control" for all purposes under the Providence Gas Company Supplemental Retirement Plan ("PVY SERP") and that, prior to the Effective Time, PVY shall establish an irrevocable grantor ("Rabbi") trust and shall deposit (or shall cause to be deposited) with the trustee thereof an amount equal to the actuarial present value of the benefits accrued by the Executive thereunder as of the Effective Time, as determined by PVY with the Company's reasonable consent, it being understood that for purposes of calculating actuarial present value, the Executive shall be treated as being the greater of his actual age or age 62. It is further agreed that, notwithstanding any provisions to the contrary in any qualified or non-qualified retirement plan maintained for employees of the New England Business Unit in which the Executive participates, upon termination of employment for any reason, the Executive shall be entitled to receive a lump sum cash payment equal to the actuarial present value (treating the Executive as if he had attained the greater of age 62 or his actual age) of the full retirement benefit payable pursuant to Section 3.1 of the PVY SERP as in effect immediately prior to the Effective Time, under which Executive is provided a monthly benefit equal to one-twelfth (1/12th) of sixty-five percent (65%) of the Executive's "Final Average Compensation" (as defined in the PVY SERP), including any compensation paid by the Company, but specifically excluding the Special Bonus payable under Section 4.2 hereof, and all amounts payable under Sections 6.4(a), (b), (d), (e), and (g) and similar amounts payable under Section 6.6 hereof, reduced by (a) the equivalent normal retirement benefit payable to him in any form under all "Company Plans" (as such term is defined in the PVY SERP), (b) the equivalent annual normal retirement benefit payable to him in any form under all "Other Retirement Plans" (as such term is defined in the PVY SERP), and (c) the Executive's annual Social Security Benefit.

    4.6 Employee Benefits. During the Term of this Agreement or through the Executive's attainment of age 65, if later, the Company shall provide to the Executive all Welfare Benefits (as defined below) to which other senior executives of the New England Business Unit are generally entitled; provided, that such Welfare Benefits shall be no less favorable in the aggregate to the Executive than those afforded to the Executive by PVY immediately prior to the Effective Time. Such benefits shall include, but not be limited to, group term life insurance, whole life insurance, comprehensive health and major medical benefits, dental benefits, vision benefits, and short-term and long-term disability benefits ("Welfare Benefits"). Upon attainment of age 65, the Executive shall be eligible to participate in post-retirement medical and life insurance plans no less favorable in the aggregate to the Executive than those maintained by PVY immediately prior to the Effective Time. To the extent any Welfare Benefits cannot be provided pursuant to a Company plan, the Company shall provide such Welfare Benefits outside such plan.

          The Executive shall be entitled to paid vacation in accordance with the standard written policy of the Company with regard to vacations of employees, but no less than five (5) weeks per year.

    4.7 Perquisites. The Company shall provide to the Executive, at the Company's cost, all perquisites to which other similarly situated Division Presidents are entitled and such other perquisites as are suitable to the character of Executive's position with the Company and adequate for the performance of his duties hereunder; provided, that such perquisites shall be no less favorable to the Executive than those afforded to the Executive by PVY immediately prior to the Effective Time.


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    4.8   Deferred Compensation.  The Company agrees to maintain for the benefit of the Executive all deferred compensation plans or programs available to senior executives of the New England Business Unit at the Effective Time.

Section 5.     Expenses

The Company shall pay, or reimburse the Executive, for all ordinary and necessary expenses that the Executive incurs in performing his duties under this Agreement including, but not limited to, travel, entertainment, professional dues and subscriptions, and all dues, fees, and expenses associated with membership in various professional, business, and civic associations and societies in which the Executive's participation is in the best interest of the Company, including but not limited to any membership held by the Executive immediately prior to the Effective Time.

Section 6.     Termination of Employment

    6.1 Termination Due to Death. In the event of the death of the Executive during the term of this Agreement, or during any period of Disability during which he is receiving compensation pursuant to Section 6.2 herein, the Company's obligation to pay and provide to the Executive additional Base Salary, Additional Incentive Compensation and Long Term Incentives (as provided in Sections 4.2, 4.3 and 4.4 respectively) shall immediately expire, except as otherwise provided in the terms of any existing grants or awards. However, the Company shall pay to the Executive's surviving spouse, or other beneficiary as so designated by the Executive during his lifetime, or to the Executive's estate, as appropriate, all accrued but unpaid Base Salary and accrued but unpaid vacation through date of death, any remaining Special Bonus (as provided in Section 4.2), a pro rata portion of the total annual incentive compensation (both cash and long-term), calculated at target, to which he otherwise would have been entitled during the year in which termination due to death occurs (unless previously paid pursuant to Section 6.2), as well as all benefits in which the Executive had a vested interest pursuant to this Agreement or pursuant to other plans and programs of the Company or the New England Business Unit, including, but not limited to, retirement benefits as described in Section 4.5, and any reimbursement for any unreimbursed business expenses properly incurred by Executive in accordance with Company policy prior to the date of Executive's death. In addition, Executive's surviving spouse shall continue to receive all Welfare Benefits and post-retirement medical insurance to which she is entitled pursuant to Section 4.6.

    6.2 Termination Due to Disability. In the event that the Executive becomes Disabled during the term of this Agreement and is, therefore, unable to perform his duties herein for a period of more than six (6) months in the aggregate during any period of twelve (12) consecutive months, the Company shall have the right to terminate the Executive's active employment as provided in this Agreement. However, the President of the Company shall deliver written notice to the Executive of the Company's intent to terminate for Disability at least thirty (30) calendar days prior to the effective date of such termination.

          A termination for Disability shall become effective upon the end of the thirty (30) day notice period. Upon such effective date, the Company's obligation to pay and provide to the Executive additional Base Salary, Annual Incentive Compensation and Long-Term Incentives (as provided in Sections 4.1, 4.3, and 4.4, respectively) shall immediately expire. However, the Executive shall receive all accrued but unpaid Base Salary and accrued but unpaid vacation through date of termination, all remaining payments of his Special Bonus (as provided in Section 4.2), as well as a pro rata portion of the total annual incentive compensation (both cash and long-term), calculated at target, to which he otherwise would have been entitled during the year in which termination due to Disability occurs and shall receive all rights and benefits in which he has a vested interest pursuant to other plans and programs of the Company, including, but not limited to, retirement benefits as described in Section 4.5, Welfare Benefits and post-retirement medical and life insurance as described in Section 4.6, and any reimbursement for any unreimbursed business expenses properly incurred by Executive in accordance with Company policy prior to the date of such termination.



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          The term "Disability"  shall mean, for all purposes of this Agreement, the incapacity of the Executive,  due to injury, illness,  disease, or
          bodily  or  mental   infirmity,   to  engage  in  the  performance  of
          substantially all of the usual duties of employment with the Company as contemplated by Section 2 herein, such Disability to be determined by the President of the Company upon receipt of and in reliance on competent medical advice from one or more individuals, selected by the President, who are qualified to give such professional medical advice.

          If the Executive and the Company shall not be in agreement as to whether the Executive has suffered a Disability for the purposes of this Agreement, the matter shall be referred to a panel of three (3) medical doctors, one (1) of which shall be selected by the Executive, one (1) of which shall be selected by the Company, and one (1) of which shall be selected by the two (2) doctors as so selected, and the decision of a majority of the panel with respect to the question of whether the Executive has suffered a Disability shall be binding upon the Executive and the Company. The expenses of any such referral shall be borne by the party against whom the decision of the panel is rendered.

    6.3 Voluntary Termination by the Executive. The Executive may terminate this Agreement at any time other than for Good Reason, death or Disability by giving the President of the Company written notice of intent to terminate, delivered at least thirty (30) calendar days prior to the effective date of such termination. The termination shall become effective automatically upon the expiration of the thirty (30) day notice period. Such notice shall also constitute the resignation by the Executive of his positions as an officer or director of the Company and its subsidiaries and affiliates.

          Upon the effective date of such termination, the Company shall pay to the Executive his accrued but unpaid (i) Base Salary (at the rate then in effect as provided in Section 4.1 herein), (ii) annual bonus for any prior Fiscal Year, and (iii) vacation through the effective date of termination, and shall provide the Executive with all other benefits in which the Executive has a vested interest at the time pursuant to this Agreement and in accordance with the provisions of the governing policy, plan or program, including, but not limited to, the retirement benefits described in Section 4.5, as well as reimbursement for any unreimbursed business expenses properly incurred by Executive in accordance with Company policy prior to the date of Executive's termination. With the exception of the foregoing obligations of the Company and the covenants of the Executive contained in Section 7 (which shall survive such termination), the Company and the Executive thereafter shall have no further obligations under this Agreement.

    6.4   Involuntary  Termination  by the  Company  Without  Cause.  Subject to
          Section 7 herein, the Company may terminate the Executive's employment, as provided under this Agreement, at any time, for reasons other than death, Disability, or for Cause (as defined in Section 6.5), by notifying the Executive in writing of the Company's intent to terminate, effective thirty (30) calendar days following the date on which the Company delivers such notice to the Executive.

          Except as otherwise provided in Section 6.4(f), within five (5) business days following the effective date of such termination, the Company shall pay to the Executive:

          (a) A lump sum cash payment equal to three (3) times the highest rate of the Executive's annualized Base Salary rate in effect at any time up to and including the effective date of termination;

          (b)  A lump  sum  cash  payment  equal  to (i)  three  (3)  times  the
               Executive's target incentive award (both cash and long-term) established for the fiscal year in which the Executive's effective date of termination occurs, or (ii) to the extent that, as of the effective date of termination, target incentive awards have not been established for such fiscal year, three (3) times the Executive's target incentive award (cash and long-term) established for the immediately preceding fiscal year, provided, however, that in no event shall any target award be less than that required by Section 4.3 hereof;

          (c) A lump sum cash payment equal to the Executive's unpaid Base Salary and accrued vacation pay through the effective date of termination;

          (d) A lump sum cash payment equal to the Executive's unpaid Special Bonus;



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          (e)  A lump sum cash payment equal to (i) Executive's  unpaid targeted annual bonus, established for the fiscal year in which the Executive's effective date of termination occurs or (ii) if annual bonus targets have not been established for such fiscal year, Executive's annual bonus paid for the immediately preceding fiscal year, in either case multiplied by a fraction, the numerator of which is the number of completed days in the
               then-existing   fiscal  year  through  the   effective   date  of
               termination, and the denominator of which is three hundred sixty five (365), and provided that in no event shall any target award be less than that required by Section 4.3 hereof;

          (f) A continuation of the Welfare Benefits then in effect for the Executive, including, without limitation, medical, dental and disability benefits, and group term life insurance, for a period ending on the latest of the following to occur: (i) the Executive's 65th birthday and (ii) the date three (3) full years after the effective date of termination ("Benefit Continuation Period"); and thereafter, Executive (and his spouse or surviving spouse) shall be entitled to all post retirement benefits as set forth in Section 4.6. To the extent any Welfare Benefits or post-retirement benefits cannot be provided pursuant to a Company plan, the Company shall provide such Welfare Benefits or post-retirement benefits outside such plan. The Welfare Benefits and post-retirement benefits shall be provided to the Executive at the same premium cost and at the same coverage level as in effect as of the Executive's effective date of termination.

               The continuation of the Welfare Benefits shall be modified during the Benefit Continuation Period to the extent that during such Benefit Continuation Period the Executive is receiving substantially similar benefits from a subsequent employer, in which event the Welfare Benefits provided by the Company shall be made secondary to those provided by such subsequent employer;

          (g) All retirement benefits to which Executive is entitled pursuant to Section 4.5 hereof; and

          (h) Reimbursement for all outstanding expenses properly incurred in accordance with Company policy prior to the Executive's effective date of termination.

          Further, the Company shall provide the Executive with all other benefits in which the Executive has a vested interest at the time, in accordance with the provisions of the governing policy, plan or program. With the exceptions of the foregoing obligations of the Company and the Executive's covenants contained in Section 7 herein (which shall survive such termination), the Company and the Executive hereafter shall have no further obligations under this Agreement.

          Notwithstanding the foregoing, if (i) the Executive's employment is terminated without Cause or (ii) prior to the Executive's attainment of age 62, the Company gives notice of its intention not to renew this Agreement, then, upon the Executive's termination of employment, the Executive shall be entitled to receive the greater of (1) the foregoing payments and benefits or (2) any severance benefits payable in accordance with any severance pay policy then in effect.

    6.5 Termination For Cause. The Company may terminate the Executive's employment under this Agreement for "Cause." Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the
          Executive a copy of a resolution duly adopted by the vote of three-quarters (3/4) of the entire membership of the Board at a meeting of such Board duly called and held for that purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard by the Board) finding that in the good faith opinion of the Board, the Executive was guilty of conduct constituting "Cause" as set forth in the second paragraph of this Section 6.5 and specifying the particulars thereof in detail. In the event the Board determines that Cause exists, the Board shall deliver written notice to the Executive of termination, setting forth the facts and circumstances leading to the Board's determination. The Company shall pay the Executive his full Base Salary and accrued vacation time through the date notice of a for Cause termination is delivered to the Executive, and will provide the Executive with all other benefits in which the Executive has a vested interest at that time, including, without limitation, any earned but unpaid Special Bonus (in accordance with Section 4.2), accrued but unpaid annual bonus for a prior fiscal year, and reimbursement for all outstanding expenses properly incurred in accordance with Company policy prior to the Executive's effective date of termination. Except for the foregoing obligations of the Company and the Executive's covenants under Section 7 (which shall survive such termination), upon delivery to the Executive of written notice of termination, the Company and the Executive thereafter shall have no further obligations under this Agreement.

          "Cause" shall mean willful misconduct, fraud, or gross negligence by the Executive in the performance of his duties hereunder resulting in substantial damage to the Company or conviction of a felony.

    6.6 Termination for Good Reason. The Executive may terminate his employment for Good Reason (as defined below) by giving the Board of Directors of the Company written notice of termination, stating in reasonable detail the facts and circumstances claimed to provide a basis for such termination, effective upon receipt of such notice. In the event notice of termination for Good Reason is given, the Company shall pay and provide to the Executive the amounts and benefits set forth in Section 6.4 hereof.

          Good Reason shall mean, without the Executive's express written consent, the occurrence of any one or more of the following:

          i. The assignment of the Executive to duties materially inconsistent with the Executive's authorities, duties, responsibilities, and status as a senior executive of the Company and President of its New England Business Unit, or a reduction or alteration in the nature or status of the Executive's authorities, duties, or responsibilities from those in effect immediately subsequent to the Effective Time;

          ii. The Company's requiring the Executive to be based at a location which is at least fifty (50) miles from PVY's current headquarters;

          iii. A reduction by the Company in the Executive's Base Salary as in effect at the Effective Time, as provided in Section 4.1 herein, or as the same shall be increased from time to time, or the failure of the Company to pay or cause to be paid Executive's Base Salary, Special Bonus, or annual or long term incentive payments when due and payable hereunder;

          iv. A material reduction in the Executive's level of participation in any of the Company's incentive compensation plans, or employee benefit or retirement plans, Welfare Benefits (as defined in Section 4.6), policies, practices, or arrangements from the levels required in Sections 4.3, 4.4, 4.5 and 4.6;

          v. The failure of the Company to obtain a satisfactory agreement from any successor to the Company with respect the ownership of substantially all the stock or assets of the New England Business Unit to assume and agree to perform this Agreement, as contemplated in Section 11.1 herein;

          vi. Prior to the time that the Executive has attained age sixty two (62), the giving by the Company to the Executive of notice of its intention not to renew this Agreement; or

          vii. The failure of the Executive to have been elected or reelected as a member of the Board.

          Notwithstanding the foregoing, none of the events described in clauses
          (a) through (g) of this Section 6.6 shall constitute Good Reason unless Executive shall have notified the Company in writing describing the events which constitute Good Reason and then only if the Company shall have failed to cure such event within thirty (30) days after the Company's receipt of such written notice.

          The Executive's right to terminate employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. However, the Executive's failure to assert Good Reason within one (1) year from the time he had knowledge of the circumstance constituting Good Reason shall constitute a waiver of rights to terminate employment for Good Reason with respect to such event.

    6.7 Excise Tax Equalization Payment. In the event that the Executive becomes entitled to any payment or benefit under this Agreement, or under any other agreement with or plan of the Company or any subsidiary or affiliate thereof (in the aggregate, the "Total Payments"), if any of the Total Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay to the Executive in cash an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive after deduction of any Excise Tax upon the Total Payments and any Federal, state and local income tax and Excise Tax, as well as interest and penalties upon the Gross-Up Payment provided for by this Section 6.7 (including FICA and
          FUTA), shall be equal to the Total Payments. Such payment shall be made by the Company to the Executive when the relevant tax payments are paid by the Executive to the Internal Revenue Service.

    6.8 Tax Computation. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amounts of such Excise Tax:

          (a) Any other payments or benefits received or to be received by the Executive in connection with the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company or any subsidiary or affiliate thereof, or with any person (which shall have the meaning set forth in Section 3(a)(9) of the Securities Exchange Act of 1934, including a "group" as defined in Section 13(d) therein) affiliated with the Company or such persons) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless, in the opinion of tax counsel (reasonably agreed to in advance by the Executive) as supported by the Company's independent auditors, such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax;

          (b) The amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of: (i) the amount of the Total Payments or (ii) the amount of excess parachute payments within the meaning of Section 280G(b)(1) (after applying clause (a) above); and

          (c) The value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

          For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the effective date of termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

    6.9 Subsequent Recalculation. In the event the Internal Revenue Service adjusts the computation of the Company under Section 6.8 herein so that the Executive did not receive the benefit described in Section 6.7, the Company shall reimburse the Executive for the full amount necessary to make the Executive whole, plus, to the extent the Executive paid such amount to the taxing authorities prior to reimbursement by the Company, the prime rate of interest of The Chase Manhattan Bank, Inc. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, the Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined (but, if previously paid to the taxing authorities, not prior to the time the amount of such reduction is refunded to the Executive or otherwise realized as a benefit by the Executive) the portion of the Gross-up Payment that would not have been paid if such reduction in the Excise Tax had been applied in initially calculating the Gross-up Payment.

    6.10 Payment of Legal Fees. The Company shall pay, as incurred, all legal fees, costs of litigation, prejudgment interest, and other expenses incurred in good faith by the Executive as a result of the Company's refusal to provide any payments or benefits under this Agreement, or as a result of the Company's contesting the validity, enforceability, or interpretation of this Agreement, or as a result of any conflict between the parties pertaining to this Agreement (including conflicts related to the calculation of parachute payments). If the Executive does not prevail on at least one substantive claim in such litigation (excluding conflicts related to the calculation of parachute payments, for which the Company shall be fully responsible for payment of all legal fees, costs of litigation, prejudgment interest and other expenses), the Executive shall, upon the rendition of a final judgment in such matter, reimburse the Company for the fees and expenses of the Executive's counsel previously paid by the Company.

    6.11 Payments Conditioned on Waiver. Notwithstanding any other provision of this Agreement, where a payment is due to Executive under Section 6.4(a) and/or (b) hereunder, including by application of Section 6.6, no such payments shall be made unless and until Executive (or his Estate) shall have executed a copy of a waiver and release in the form annexed hereto as Exhibit "A"; provided, however, that any such waiver and release shall expressly protect all rights and benefits of Executive under this Agreement, including without limitation, the rights under Sections 6.4(a) and (b) and Section 6.6.

Section 7.     Confidentiality

    7.1 Confidentiality. During the Term of this Agreement and thereafter in perpetuity, the Executive will not directly or indirectly divulge or appropriate to his own use, or to the use of any third party, any "trade secrets" or "confidential information" (as defined in Section 7.2) of the Company or any of the Company's subsidiaries or affiliates (hereinafter, the Company and its subsidiaries and affiliates shall be collectively referred to as the "Company Group"), except as may be in the public domain other than by violation of this Agreement or as may be required by law.

    7.2 Trade Secrets and Confidential Information. "Trade Secrets" as used herein means all secret discoveries, inventions, formulae, designs, methods, processes, techniques of production and know-how relating to the Company Group's business. "Confidential Information" as used herein means the Company Group's internal policies and procedures, suppliers, customers, financial information and marketing practices, as well as secret discoveries, inventions, formulae, designs, techniques of production, know-how and other information relating to the Company Group's business not rising to the level of a trade secret under applicable law.

Section 8.     Indemnification

The Company hereby covenants and agrees, to the fullest extent permitted by law, to indemnify and hold harmless the Executive fully, completely, and absolutely against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including attorney's fees), losses, and damages resulting from the Executive's performance of his duties and obligations under the terms of this Agreement.

Section 9.     Outplacement Assistance

Following a termination of the  Executive's  employment as described in Sections
6.4 or 6.6 herein, the Executive shall be reimbursed by the Company for the costs of all outplacement services obtained by the Executive within three (3) years following such termination; provided, however, that the total reimbursement shall be limited to an amount equal to fifteen percent (15%) of the Executive's Base Salary as of the effective date of termination.

Section 10.    Assignment

    10.1 Assignment by Company. This Agreement may be assigned or transferred to, and shall be binding upon and shall inure to the benefit of, any successor of the Company, and any such successor shall be deemed substituted for all purposes of the "Company" under the terms of this Agreement. As used in this Agreement, the term "successor" shall mean any person, firm, corporation, or business entity which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets (i) of the Company or (ii) pertaining to the division or subsidiary of the Company for which Executive performs the majority of his services. Notwithstanding such assignment, the Company shall remain, with such successor, jointly and severally liable for all its obligations hereunder.

          Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall immediately entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled in the event of a termination for Good Reason by the Executive, as provided in Section 6.6 herein.

          Except as herein provided, this Agreement may not otherwise be assigned by the Company.

    10.2 Assignment by Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, and administrators, successors, heirs, distributees, devisees, and legatees. If the Executive should die while any amounts payable to the Executive hereunder remain outstanding, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, in the absence of such designee, to the Executive's estate.

Section 11.    Dispute Resolution and Notice

    11.1 Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled by arbitration, conducted before a panel of three (3) arbitrators sitting in a location selected by the Executive within fifty (50) miles of the location of his employment with the Company, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the award of the arbitrator in any court having proper jurisdiction. All expenses of such arbitration, including the fees and expenses of the counsel for the Executive, shall be borne, as incurred, by the Company. However, if the Executive does not prevail on at least one substantive claim in such arbitration, the Executive shall, upon the rendition of a final judgment confirming such arbitration, reimburse the Company for the fees and expenses of the Executive's counsel previously paid by the Company.

    11.2 Notice. For the purpose of this Agreement, any notices, requests, demands, or other communications provided for by this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, or by recognized overnight delivery service (such as, but not limited to, Federal Express), to the Executive at the last address he has filed in writing with the Company or, in the case of the Company, at its principal offices, to the attention of the President of the Company.

Section 12.    Miscellaneous

    12.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

    12.2 Modification. This Agreement shall not be varied, altered, modified, canceled, changed, or in any way amended except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.

    12.3 Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

    12.4 Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

    12.5 Tax Withholding. The Company may withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

    12.6 Beneficiaries. The Executive may designate one or more persons or entities as the primary and/or contingent beneficiaries of any amounts to be received under this Agreement. Such designation must be in the form of a signed writing acceptable to the President of the Company. The Executive may make or change such designation at any time.

Section 13.    Governing Law

To the extent not preempted by federal law, the provisions of this Agreement shall be construed and enforced in accordance with the laws of the state of Rhode Island, without regard to conflicts of laws principles.

IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement, as of the day and year first above written.


                                                  Executive:


                                                  JAMES H. DODGE
                                                  ---------------------------
                                                  James H. Dodge


ATTEST                                            Southern Union Company:



                                             By:  PETER H. KELLEY
                                                  ---------------------------